Exhibit 10.3

THE CENTURY BANCORP
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND INSURANCE PLAN

First Amendment

THIS FIRST AMENDMENT is made by Century Bancorp, Inc. (the “Company”) to the Century Bancorp Supplemental Executive Retirement and Insurance Plan, As Amended and Restated Effective as of December 31, 2016 (the “Plan”) this First Amendment is effective as of January 21, 2020,the date of its adoption by the Board of Directors of the Company (the “Board”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for a select group of management employees in order to attract, retain and motivate qualified management employees by providing retirement benefits and , in certain cases, survivor income; and

WHEREAS, the Plan current provides for a death benefit for Plan participants who die while employed by the Employer (as defined in the Plan) but prior to the commencement of their retirement benefits under the Plan; and

WHEREAS, the Board wishes to amend the Plan to extend eligibility for the in-service death benefit to participants who die while employed by the employer but after the commencement of their retirement benefits under the Plan; and

WHEREAS, the Board may amend the Plan pursuant to Section 8.4 thereof;

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan as follows, effective as of January 21, 2020:

1              Section 6.1 of the Plan shall be deleted in its entirety and replaced by the following:

6.1           DEATH AFTER COMMENCEMENT OF BENEFITS

In the case of a Participant who dies after the commencement of his retirement benefits under the Plan, retirement benefits under the Plan shall continue after the Participants death, if at all, only to the extent provided under the form of benefit elected under Article V hereof, provided, that if at the time of his death the participant is still employed by the Employer, the Participant shall also be eligible for the death benefit pursuant to Section 6.3 hereof.

2.             Section 6.3 of the Plan shall be deleted in its entirety and replaced by the following :

6.3           DEATH BENEFIT PLAN – DEATH PRIOR TO TERMINATION OF EMPLOYMENT

If a Participant dies while employed by the Employer, whether before or after the commencement of his retirement benefits under the Plan, the Bank will pay to the Participant’s Beneficiary, as a death benefit, an amount equal to the sum of:

(a) in the case of a Participant in the Executive Management Group, five (5) times the annual rate of base salary being paid to the Participant at the time of his death; or

(b) in the case of a Participant in the Senior Management Group, four (4) times the annual rate of base salary being paid to the Participant at the time of his death, plus

(c) in the case of (a) or (b), an additional amount calculated to reimburse the Beneficiary for income taxes payable upon this benefit, determined based upon the highest marginal federal, state and local income tax rates applicable to the Participant in just jurisdiction of the Participant’s primary residence as of his date of death.

The death benefit shall be payable to the Beneficiary in a single lump sum; provided, however, that, if the Participant so elects in such manner as the Committee shall determine, the death benefit shall be payable to the Beneficiary in five annual installments, with the first installment paid in the year following the Participant’s death.

The Benefits provided under this Section 6.3 are intended to constitute “death benefits” within the meaning of Treas. Reg. Section 1.409A-1 (a)(5) and Treas. Reg. Section 31.3121(v)(2)-1(b)(4)(iv)(C), and the portion of the Plan providing such death benefits is intended to constitute a separate death benefits plan for purposes of Section 409A of the Code. The death benefits provided pursuant to this Section 6.3 were previously provided through the Century Bank Survivor Benefit Plan, adopted effective June 1, 2011.

3.             All other terms of the Plan shall continue unaffected.

IN WITNESS WHEREOF, this First Amendment to the Plan is hereby executed on this 21st day of January, 2020.

CENTURY BANCORP, INC.

By:
Name: Barry R. Sloane
Title: Chairman, President & CEO